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                                                                     Exhibit 3.2

                           AMENDED AND RESTATED BYLAWS

                                       OF

                             TRUE TEMPER CORPORATION



                                    ARTICLE I

                                  Stockholders

SECTION l. Annual Meeting.

           The annual meeting of the stockholders for the election of directors and for the transaction of general business shall be held each year on a date and at a time fixed by resolution of the Board of Directors. The annual meeting shall be open for the transaction of any business within the powers of the Corporation without special notice of such business, except when special notice is specifically required by statute or by the Certificate of Incorporation. Failure to hold an annual meeting at the designated time shall not invalidate the Corporation's existence or affect any otherwise valid corporate acts.

SECTION 2. Special Meetings.

           Special meetings of the stockholders may be called at any time for any purpose or purposes by the Chairman of the Board, by the President, or by a majority of the Board of Directors, and shall be called forthwith by the President, by the Secretary, or by any director of the Corporation upon the written request of the holders of at least 30% of all the shares of stock outstanding and entitled to vote on the business to be transacted at the special meeting. Such written request shall state the purpose or purposes of the meeting and the matters proposed to be acted on at the meeting. However called, notice of the meeting shall be given to each stockholder in accordance with Section 4 of this Article I and shall also state the purpose or purposes of the meeting. No business other than that stated in such notice shall be transacted at any special meeting.

SECTION 3. Place of Meetings.

           All meetings of stockholders shall be held at the principal offices of the Corporation, or at such other location within or without the State of Delaware as the Board of Directors may provide in the notice of the meeting.

SECTION 4. Notice of Meetings.

           Written or printed notice of each meeting of the stockholders shall be delivered to each stockholder by leaving such notice with the stockholder or at the stockholder's residence or usual place of business, or by mailing it, postage prepaid and addressed to the stockholder at the
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stockholder's address as it appears upon the records of the Corporation. Such notice shall be delivered or mailed not more than 60 nor less than 10 days before the meeting, and shall state the place, day, and hour at which the meeting is to be held. No notice of any meeting of the stockholders, or the purpose thereof, need be given to any stockholder who attends the meeting in person or by proxy, or to any stockholder who, in writing executed and filed with the records of the meeting either before or after the holding thereof, waives such notice.

SECTION 5. Quorum.

           At any meeting of stockholders, the presence in person or by proxy of the holders of record of a majority of the shares of stock having voting power upon the matter in question shall constitute a quorum with respect to such matter. In the absence of a quorum, the stockholders entitled to vote who shall be present in person or by proxy at any meeting (or adjournment thereof) may, by a majority vote of those present and without further notice, adjourn the meeting from time to time, but not for a period of more than 30 days at any one time, until a quorum shall attend. At any adjourned meeting at which a quorum shall be present, any business may be transacted that could have been transacted if the meeting had been held as originally scheduled. Participation in meetings by means of a conference telephone or similar communication equipment by means of which all persons participating in the meeting can hear each other at the same time shall constitute presence in person at the meeting.

SECTION 6. Conduct of Meetings.

           Meetings of stockholders shall be presided over by the Chairman of the Board or, in his or her absence, by the President, or, if none of such officers is present, by a chairman to be elected at the meeting by the vote of stockholders holding a majority of the voting power of the shares of stock present in person or by proxy at such meeting. The Secretary of the Corporation shall act as secretary of any meetings of the stockholders, and in his or her absence, the records of the proceedings shall be kept and authenticated by such other officer as may be appointed for that purpose at the meeting by the presiding officer.

SECTION 7. Proxies.

           Stockholders may vote either in person or by proxy, but no proxy which is dated more than three years before the meeting at which it is offered shall be accepted unless such proxy shall on its face name a longer period for which it is to remain in force. Such proxy need not be sealed, witnessed or acknowledged. Proxies shall be filed with the Secretary of the Corporation at or before the meeting.

SECTION 8. Voting.

           At all meetings of stockholders, each stockholder entitled to vote shall be entitled, unless otherwise provided in the Certificate of Incorporation, to one vote for each share of stock having voting power upon the matter in question and registered in such stockholder's name upon the books of the Corporation on the date fixed as the date of record for the determination of stockholders


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entitled to vote at such meeting. However, no share shall be entitled to be voted if any installment payable thereon is overdue and unpaid. Except as otherwise provided by statute, the Certificate of Incorporation or these bylaws,
(1) the affirmative vote of the majority of shares present in person or by proxy and entitled to vote on the matter in question shall be the act of the stockholders in all matters other than the election of directors; (2) directors shall be elected by a plurality of the votes of the shares present in person or by proxy and entitled to vote on the election of directors; and (3) where a separate vote by a class or classes of stock is required, the affirmative vote of the majority of shares of such class or classes present, in person or by proxy, shall be the act of such class. If the officer of the Corporation presiding over such meeting shall so determine, a vote by ballot may be taken upon any election or matter, and the vote shall be so taken upon the request of the holders of 25% of the stock present and entitled to vote on such election or matter.

SECTION 9. Informal Action by Stockholders.

           Any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

SECTION 10. List of Stockholders.

           Prior to each meeting of the stockholders, the Secretary of the Corporation shall prepare, as of the record date fixed by the Board of Directors with respect to such meeting, a full and accurate list of all the stockholders entitled to vote at such meeting, arranged in alphabetical order, showing the address of each stockholder and indicating the number of shares registered in the name of each. The Secretary shall be responsible for the production of that list at the meeting, and the list shall be open to the examination of any stockholder as required by statute.

                                   ARTICLE II

                               Board of Directors

SECTION l. Powers.

           The property, business, and affairs of the Corporation shall be managed by the Board of Directors of the Corporation. The Board of Directors may exercise all the powers of the Corporation, except those conferred upon or reserved to the stockholders by statute, by the Certificate of Incorporation or by these bylaws. The Board of Directors shall keep minutes of each of its meetings and a full account of all of its transactions.



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SECTION 2. Number of Directors.

           The number of directors of the Corporation shall be three or such other number not less than three nor more than fifteen as may from time to time be determined by a vote of a majority of the entire Board of Directors. The tenure of office of a director may not be affected by any change in the number of directors. Directors need not be stockholders.

SECTION 3. Election.

           Except as hereinafter provided, the members of the Board of Directors shall be elected each year at the annual meeting of stockholders by the vote of the holders of record of a plurality of the shares of stock present in person or by proxy and entitled to vote for the election of directors. Each director shall hold office until the next annual meeting of stockholders held after his or her election and until his or her death, or until he or she shall have resigned, or shall have been removed as hereinafter provided.

SECTION 4. Removal.

           At a duly called meeting of the stockholders at which a quorum is present, the stockholders may, by vote of the holders of a majority of the votes entitled to elect directors, remove with or without cause any director or directors from office, and may elect a successor or successors to fill any resulting vacancy for the remainder of the term of the director so removed.

SECTION 5. Vacancies.

           If any director shall die or resign, or if the stockholders shall remove any director without appointing a successor to fill the remaining term, that vacancy may be filled by the vote of a majority of the remaining members of the Board of Directors, although such majority may be less than a quorum. Vacancies in the Board of Directors created by an increase in the number of directors may be filled by the vote of a majority of the entire Board of Directors as constituted prior to such increase. Subject to Section 4 of this
Article II, a director elected by the Board of Directors to fill any vacancy, however created, shall hold office until the next annual meeting of stockholders and until his or her successor shall have been duly elected and qualified.

SECTION 6. Meetings.

           Immediately after each meeting of stockholders at which a Board of Directors shall have been elected, the Board of Directors shall meet, without notice, for the election of officers of the Corporation and for the transaction of other business. Other regular meetings of the Board of Directors shall be held at such times as may be designated by the Chairman of the Board. Special meetings of the Board of Directors may be called at any time by the Chairman of the Board or by any two or more directors. Regular and special meetings of the Board of Directors may be held at such place, in or out of the State of Delaware, as the Board may from time to time determine. Any one or more of the directors may attend any meeting of the Board of Directors by means of teleconference, telephone or other automated conference device or equipment by means of which


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all persons participating at the meeting can hear each other at the same time and such participants shall constitute attendees at the meeting in person.

SECTION 7. Notice of Meetings.

           Except for the meeting immediately following the annual meeting of stockholders, notice of the place, day and hour of a regular meeting of the Board of Directors shall be given in writing to each director not less than three days prior to such meeting and delivered to the director or to his or her residence or usual place of business, or by mailing it, postage prepaid and addressed to the director at his or her address as it appears upon the records of the Corporation. Notice of special meetings may be given the same way, or may be given personally, by telephone, or by telegraph message addressed to the director at his or her address as it appears upon the records of the Corporation, not less than one day prior to the meeting. Unless required by statute, these bylaws, or by resolution of the Board of Directors, no notice of any meeting of the Board of Directors need state the business to be transacted at the meeting. No notice of any meeting of the Board of Directors need be given to any director who attends, or to any director who, in writing executed and filed with the records of the meeting either before or after the holding thereof, waives such notice.

SECTION 8. Quorum.

           A majority of the Board of Directors shall constitute a quorum for the transaction of business at meetings of the Board of Directors. Except as otherwise provided by statute, by the Certificate of Incorporation, or by these bylaws, the vote of a majority of such quorum at a duly constituted meeting shall be sufficient to pass any measure, and such decision shall be the decision of the Board of Directors. In the absence of a quorum, the directors present, by majority vote and without further notice, may adjourn the meeting from time to time until a quorum shall be present. The Board of Directors may also take action or make decisions by any other method which may be permitted by statute, by the Certificate of Incorporation, or by these bylaws, including by a written consent executed by all directors.

SECTION 9. Presumption of Assent.

           A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless such director announces his or her dissent at the meeting, and the dissent is entered in the minutes of the meeting, or he or she files the written dissent to such action before the meeting adjourns with the person acting as the secretary of the meeting, or he or she forwards the written dissent within 24 hours after the meeting is adjourned by registered or certified mail to the Secretary of the Corporation. The right to dissent does not apply to a director who voted in favor of the action or who failed to make his or her dissent known at the meeting. A director may abstain from voting on any matter before the meeting by stating that he or she is so abstaining at the time the vote is taken and by causing the abstention to be recorded or stated in writing in the same manner as provided above for a dissent.

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SECTION 10. Informal Action by Directors.

           Any action required or permitted to be taken at a meeting of the directors may be taken without a meeting if a consent in writing, setting forth the action, shall be signed by all of the directors entitled to vote on the matter.

SECTION 11. Compensation.

           Each director shall be entitled to receive such remuneration as may be fixed from time to time by the Board of Directors. However, no director who receives a salary as an officer or employee of the Corporation shall receive any remuneration as a director or as a member of any committee of the Board of Directors. Each director may also receive reimbursement for the reasonable expenses he or she incurs in attending the meetings of the Board of Directors, the meetings of any committee thereof, or otherwise in connection with his attention to the affairs of the Corporation.

SECTION 12. Boards of Subsidiaries.

           The number of directors and the persons who shall serve as directors with respect to each subsidiary of the Corporation shall be determined by the vote of a majority of all serving directors.

                                   ARTICLE III

                                   Committees

SECTION 1. Executive Committee.

           The Board of Directors, by resolution adopted by a majority of the entire Board of Directors, may provide for an Executive Committee. If provision is made for an Executive Committee, the members thereof shall be elected by the Board of Directors from their own members to serve during the pleasure of the Board of Directors. The Executive Committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers over business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but the Executive Committee shall not have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation under Sections 251, 252, 254, 255, 256, 257, 258, 263 or 264 of the Delaware
General Corporation Law, recommending to the stockholders the sale, lease or exchange of all or substantially all the

           Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending these bylaws; and unless the resolution so provides, the Executive Committee shall not have the power or authority to declare a dividend, to authorize the issuance of stock, or to adopt a certificate of ownership and merger pursuant to
Section 253 of the Delaware General Corporation Law. All meetings of the
Executive


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Committee shall be held at such place in or out of the State of Delaware as the
Executive Committee may from time to time determine. All action taken by the Executive Committee shall be reported to the Board of Directors at its meeting next succeeding such action, and shall be subject to revision and alteration by the Board, provided that no rights of third parties shall be affected by any such revision or alteration. Such delegation of authority to the Executive Committee shall not relieve the Board of Directors or any director of any responsibility imposed by law or by the Certificate of Incorporation.

SECTION 2. Other Committees.

           From time to time the Board of Directors by the affirmative vote of a majority of the members of the entire Board of Directors may by resolution provide for and appoint any other committee or committees to have such powers and perform such duties as may be assigned to it by the Board of Directors. The appointment of a committee of the Board of Directors and the delegation of authority to such committee shall not relieve the Board of Directors or any director of any responsibility imposed by law or by the Certificate of Incorporation.

                                   ARTICLE IV

                                    Officers

SECTION l. Election, Tenure, and Compensation.

           The Board of Directors shall elect annually at its first meeting following the annual meeting of stockholders a Chairman of the Board from among the members of the Board of Directors, and a President, a Secretary, and a Treasurer, who need not be directors. The Board of Directors may also elect one or more Vice Presidents, and such other officers with such powers and duties as the Board may from time to time designate for the proper conduct of the business of the Corporation, none of whom need be directors. Each officer shall be elected by a majority vote of the entire Board of Directors and shall hold office until the first Board of Directors meeting following the next annual meeting of stockholders and thereafter until his or her successor is duly elected and qualified, or until his or her death, resignation, or removal. The Board of Directors shall have power to fix the compensation of all officers of the Corporation.

SECTION 2. Chairman of the Board.

           The Chairman of the Board shall preside at all meetings of stockholders and of the Board of Directors at which he or she shall be present. The Chairman of the Board shall serve on the Executive Committee if one is provided, and have such other powers and perform such other duties as from time to time may be assigned by the Board of Directors.

SECTION 3. President; Chief Executive Officer.

           Unless otherwise determined by the Board of Directors, the President shall be the Chief Executive Officer of the Corporation and, subject to the control of the Board of Directors, shall


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have general charge and supervision of the Corporation's business, affairs, and properties. The President, or the Chief Executive Officer if they shall not be the same person, shall have authority to sign and execute, in the name of the Corporation, all authorized deeds, mortgages, bonds, contracts or other instruments. The President, or the Chief Executive Officer if they shall not be the same person, may sign, with the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer, certificates of stock of the Corporation. In the absence of the Chairman of the Board, the President shall preside at meetings of stockholders and, if he or she is a director, at meetings of the Board of Directors. In general, the President shall perform all the duties ordinarily incident to the office of a president of a corporation, and such other duties as, from time to time, may be assigned by the Board of Directors.

SECTION 4. Vice Presidents.

           Each Vice President, which shall include any Executive Vice President or Senior Vice President, shall have the power to sign and execute, unless otherwise provided by resolution of the Board of Directors, all authorized contracts or other obligations in the name of the Corporation in the ordinary course of business, and, with the Secretary, an Assistant Secretary, the Treasurer, or an Assistant Treasurer, may sign certificates of stock of the Corporation. At the request of the President or in his or her absence or during his or her inability to act, the Vice President or Vice Presidents shall perform the duties and exercise the functions of the President, and when so acting shall have the powers of the President. If there be more than one Vice President, the Board of Directors may determine which one or more of the Vice Presidents shall perform any of such duties or exercise any of such functions, or if such determination is not made by the Board of Directors, the President may make such determination. The Vice President or Vice Presidents shall have such other powers and perform such other duties as may be assigned by the Board of Directors or the President.

SECTION 5. Secretary.

           The Secretary shall keep the minutes of the meetings of the stockholders and of the Board of Directors, including all the votes taken at such meetings, and record them in books provided for that purpose. The Secretary shall see that all notices are duly given in accordance with the provisions of these bylaws or as required by statute. The Secretary shall be the custodian of the records and of the corporate seal of the Corporation, and shall see that the corporate seal is affixed to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized, and when so affixed may attest the same. The Secretary may sign with the President or a Vice President, certificates of stock of the Corporation. In general, he or she shall perform all duties ordinarily incident to the office of a secretary of a corporation, and such other duties as, from time to time, may be assigned by the Board of Directors or by the President.

SECTION 6. Treasurer.

           The Treasurer shall have charge of and be responsible for all funds, securities, receipts and disbursements of the Corporation, and shall deposit or cause to be deposited, in the name of the Corporation, all moneys or other valuable effects in such banks, trust companies, or


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depositories as may be designated by the Board of Directors. The Treasurer shall maintain full and accurate accounts of all assets, liabilities and transactions of the Corporation and shall render to the President and the members of the Board of Directors at regular meetings of the Board, or whenever they may require it, an account of all his or her transactions as Treasurer and of the financial condition of the Corporation. In general, the Treasurer shall perform all the duties ordinarily incident to the office of a treasurer of a corporation, and such other duties as, from time to time, may be assigned by the Board of Directors or by the President. The Treasurer shall give the Corporation a bond, if required by the Board of Directors, in a sum, and with one or more sureties, satisfactory to the Board of Directors, for the faithful performance of the duties of his or her office and for the restoration to the Corporation in case of his or her death, resignation, retirement or removal from office of all Corporation books, papers, vouchers, moneys, and other properties of whatever kind in his or her possession or under his or her control.

SECTION 7. Subordinate Officers.

           The subordinate officers shall consist of such assistant officers as may be deemed desirable and as may be elected by a majority of the members of the Board of Directors. Each such subordinate officer shall hold office for such duties as the Board of Directors may prescribe.

SECTION 8. Officers Holding Two or More Offices.

           Any two or more of the above named offices, except those of President and Vice President, may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity, if such instrument be required by statute, by the Certificate of Incorporation, by these bylaws, or by resolution of the Board of Directors, to be executed, acknowledged, or verified by two or more officers.

SECTION 9. Removal and Vacancies.

           Any officer of the Corporation may be removed, with or without cause, by a vote of a majority of the entire Board of Directors. A vacancy in any office because of removal, resignation, death, or any other cause may be filled for the unexpired portion of the term by election of the Board of Directors at any regular or special meeting.

                                    ARTICLE V

                                      Stock

SECTION l. Certificates.

           Each stockholder shall be entitled to a certificate or certificates which shall represent and certify the number and kind of shares of stock owned by the stockholder in the Corporation for which full payment has been made. Such certificates shall be signed by the Chairman of the Board, the President or a Vice President and countersigned by the Secretary or Treasurer or any Assistant Secretary or Assistant Treasurer of the Corporation, and there shall be impressed thereon the seal


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of the Corporation. A certificate shall be deemed to be so signed and sealed whether the required signatures be manual or facsimile signatures and whether the seal be a facsimile seal or any other form of seal. In case any officer of the Corporation who has signed any certificate ceases to be an officer of the Corporation, whether because of death, resignation or otherwise, before such certificate is issued, the certificate may nevertheless be issued and delivered by the Corporation as if the officer had not ceased to be such officer as of the date of its issue.

SECTION 2. Transfer of Shares.

           Shares of stock shall be transferable only on the books of the Corporation by the holder thereof, in person or by duly authorized agent, upon the surrender of the certificate representing the shares to be transferred, properly endorsed. The Board of Directors shall have power and authority to make such other rules and regulations concerning the issue, transfer and registration of certificates of stock as it may deem expedient.

SECTION 3. New Certificates.

           In case any certificate of stock is alleged to have been lost, stolen, mutilated or destroyed, the Board of Directors may authorize the issue of a new certificate in place thereof upon such terms and conditions as it may deem advisable. The Board of Directors may, in its discretion, further require the owner of such certificate or the owner's duly authorized agent to give bond with sufficient surety to the Corporation to indemnify it against any loss or claim which may arise by reason of the issue of a certificate in the place of one reportedly lost, stolen, or destroyed.

SECTION 4. Record Dates.

           The Board of Directors may fix, in advance, a date as the record date for the purpose of determining those stockholders who shall be entitled to notice of, or to vote at, any meeting of stockholders, or for the purpose of determining those stockholders who shall be entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of making any other proper determination with respect to stockholders. Such date, in any case, shall be not more than 40 days, and in the case of a meeting of stockholders, not less than 10 days, prior to the date on which the particular action, requiring such determination of stockholders, is to be taken. In lieu of fixing a record date, the applicable provisions of Section 213(b) of the Delaware General Corporation Law or any successor provision shall govern.

SECTION 5. Annual Reports.

           The President of the Corporation shall annually cause to be prepared a full and correct statement of the affairs of the Corporation, including a balance sheet and a financial statement of operations for the preceding fiscal year. These statements shall be submitted at the annual meeting of stockholders and, within 20 days after the meeting, shall be placed on file at the Corporation's principal offices.

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                                   ARTICLE VI

                              Dividends and Finance

SECTION l. Dividends.

           Subject to any conditions and limitations contained in the Certificate of Incorporation or statute, including the rights, if any, of holders of preferred stock, the Board of Directors may in its discretion declare what, if any, dividends shall be paid from the surplus or from the net profits of the Corporation, the date when such dividends shall be payable, and the date for the determination of holders of record to whom such dividends shall be payable.

SECTION 2. Depositories.

           The Board of Directors from time to time shall designate one or more banks or trust companies as depositories of the Corporation and shall designate those officers and agents who shall have the authority to deposit corporate funds in such depositories. It shall also designate those officers and agents who shall have authority to withdraw from time to time any or all of the funds of the Corporation so deposited upon checks, drafts, or orders for the payment of money, notices and other evidences of indebtedness, drawn against the account and issued in the name of the Corporation. The signatures of such officers or agents may be made by manual or facsimile signature. No check or order for the payment of money shall be invalidated because a person whose signature appears thereon has ceased to be an officer or agent of the Corporation prior to the time of payment of such check or order by any such depository.

SECTION 3. Corporate Obligations.

           No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness or guaranties of the obligations of others shall be issued in the name of the Corporation unless authorized by a resolution of the Board of Directors. Such authority may be either general or specific. When duly authorized, all loans, promissory notes, acceptances, other evidences of indebtedness and guaranties shall be signed by the Chairman, the Chief Executive Officer, the President or a Vice President and countersigned by the Secretary or an Assistant Secretary or by the Treasurer or an Assistant Treasurer.

SECTION 4. Fiscal Year.

           Unless otherwise determined by the Board of Directors, the fiscal year of the Corporation shall begin on the first day of January in each year and end at the close of business on the last day of December in each year.

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                                   ARTICLE VII

                                Books and Records

SECTION 1. Books and Records.

           The Corporation shall maintain a stock ledger which shall contain the name and address of each stockholder and the number of shares of stock of the Corporation which the stockholder holds. The ledger shall be kept at the principal offices of the Corporation. Except to the extent required by law to be kept at the principal offices of the Corporation in Delaware, all books, accounts, and records of the Corporation shall be kept and maintained by the Secretary at the principal offices of the Corporation.

SECTION 2. Inspection Right.

           Except as otherwise provided by statute or by the Certificate of Incorporation, the Board of Directors shall determine whether and to what extent the books, accounts, and records of the Corporation, or any of them, shall be open to the inspection of stockholders. No stockholder shall have any right to inspect any book, account, document or record of the Corporation except as conferred by statute, by the Certificate of Incorporation, or by resolution of the stockholders or the Board of Directors.

                                  ARTICLE VIII

                                      Seal

           The seal of the Corporation shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware." The seal may be used by causing it or a facsimile thereof to be impressed, affixed, reproduced or otherwise.

                                   ARTICLE IX

                                 Indemnification

           The Corporation shall indemnify the directors and officers of the Corporation to the extent provided in the Certificate of Incorporation.

                                    ARTICLE X

                               Amendment of Bylaws

           The Board of Directors, by vote of a majority of the whole Board, shall have the power to adopt, make, amend, alter and repeal these bylaws or any provision thereof, but any bylaw adopted by the Board of Directors may be amended or repealed by the stockholders.

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